AGREEMENT OF AMENDMENT NO. 1

Dated as of December 3, 2012

Reference is made to (i) that certain Second Amended and Restated Revolving Credit and Security Agreement dated as of August 27, 2012 (as from time to time amended, supplemented, waived or modified, the “Credit Agreement”) among Invesco Van Kampen Senior Income Trust, a Delaware statutory trust (together with its permitted successors and assigns, the “Borrower”), CHARTA, LLC (“CHARTA”), CAFCO, LLC (“CAFCO”), CRC Funding, LLC (“CRC Funding”), and CIESCO, LLC (together with CHARTA, CAFCO, and CRC Funding, the “Conduit Lenders”), Citibank, N.A. (the “Secondary Lender”), State Street Bank and Trust Company (the “Direct Lender”) and Citibank, N.A., as program agent (together with its successors and assigns, the “Program Agent”), (ii) that certain Amended and Restated Fee Letter dated as of September 11, 2009 (as from time to time amended, supplemented, waived or modified, the “Program Agent Fee Letter”) between the Program Agent and the Borrower, (iii) that certain Fee Letter dated as of September 11, 2009 (as from time to time amended, supplemented, waived or modified, the “Direct Lender Fee Letter”) between the Direct Lender and the Borrower, and (iv) that certain Second Amended and Restated Letter Agreement dated as of June 1, 2010 (as from time to time amended, supplemented, waived or modified, the “Letter Agreement”) among the Program Agent, Invesco Advisers, Inc. (the “Adviser”), and Van Kampen Asset Management. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

The parties hereto agree that, effective as of the date hereof, each reference in the Credit Agreement, Letter Agreement, the Program Agent Fee Letter, the Direct Lender Fee Letter, and the other Program Documents to “Invesco Van Kampen Senior Income Trust” shall be deemed to be a reference to “Invesco Senior Income Trust”.

The parties hereto agree that, effective as of the date hereof, the definition of “Collateral Account” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

““Collateral Account” means a collective reference to account number 6966-908-3, ABA Number 011-000-028 and account number JL42, each established at State Street Bank and Trust Company and each entitled “INVESCO SR IN TR PL CITI JL42”.”

The parties hereto agree that, as of the date hereof, Section 4.01(i) of the Credit Agreement shall be amended by replacing it in its entirety with the following:

“(i) Principal Office; Organization. The Borrower’s principal place of business and chief executive office is at the addresses referred to in Section 5.01(d), the Borrower’s jurisdiction of organization is the State of Delaware and the Borrower has not transacted any business under any name other than “Invesco Senior Income Trust,” “Invesco Van Kampen Senior Income Trust,” “Van

Kampen Senior Income Trust” and “Van Kampen American Capital Senior Income Trust”.”

The Borrower represents and warrants to the Program Agent, the Conduit Lenders, the Secondary Lenders and the Direct Lender that immediately after giving effect to this Agreement of Amendment No. 1, the Agreement of Amendment No. 1 to Second Amended and Restated Control and Collateral Agency Agreement, dated as of the date hereof, among the Borrower, the Program Agent and State Street Bank and Trust Company, the amendment to the Advisory Agreement, dated as of the date hereof, and the amendment to the Custodial Agreement, dated as of the date hereof, (i) its representations and warranties set forth in the Credit Agreement are true and correct in all material respects, (ii) no Default or Event of Default shall have occurred and be continuing, and (iii) the change of the name of the Borrower to “Invesco Senior Income Trust” is solely a name change and the Borrower is the same legal entity as “Invesco Van Kampen Senior Income Trust” and remains liable for all of its obligations which existed immediately preceding the effectiveness of this Agreement of Amendment No. 1, including without limitation, its obligations under the Credit Agreement and the other Program Documents (as defined in the Credit Agreement) to which it is a party.

All references to each Program Document on and after the date hereof shall be deemed to refer to such Program Document as amended hereby, and the parties hereto agree that on and after the date hereof each such Program Document, as amended hereby, is in full force and effect.

The parties hereto agree that (i) any modification of the Borrower’s organizational documents solely to effect the Borrower’s name change from “Invesco Van Kampen Senior Income Trust” to “Invesco Senior Income Trust” (such name change, the “Name Change”) shall not be deemed to be a “material” amendment for purposes of Section 5.02(g) of the Credit Agreement, (ii) any modification to the Custodial Agreement solely to effect the Name Change shall not be deemed to be “material” for purposes of Section 5.02(f) of the Credit Agreement, (iii) any modification to the Advisory Agreement solely to effect the Name Change shall not be deemed “material” for purposes of Section 6.01(m) of the Credit Agreement, and (iv) the email notice of the Name Change, provided by Elizabeth Nelson, in an email dated November 14, 2012 to todd.d.fritchman@citi.com and jbnolin@statestreet.com, is hereby deemed to be sufficient notice for purposes of the Name Change under Sections 9.02 and 5.02(n) of the Credit Agreement.

This Agreement of Amendment No. 1 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

THIS AGREEMENT OF AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent	CITIBANK, N.A., as Secondary Lender

By:	/s/ Todd D. Fritchman	By:	/s/ Todd D. Fritchman
	Name: Todd D. Fritchman		Name: Todd D. Fritchman
	Title: Vice President		Title: Vice President

CHARTA, LLC, as Conduit Lender	CAFCO, LLC, as Conduit Lender

By: Citibank, N.A., as	By: Citibank, N.A., as
Attorney-in-Fact	Attorney-in-Fact

By:	/s/ Todd D. Fritchman	By:	/s/ Todd D. Fritchman
	Name: Todd D. Fritchman		Name: Todd D. Fritchman
	Title: Vice President		Title: Vice President

CRC FUNDING, LLC,	CIESCO, LLC,
as Conduit Lender	as Conduit Lender

By: Citibank, N.A., as	By: Citibank, N.A., as
Attorney-in-Fact	Attorney-in-Fact

By:	/s/ Todd D. Fritchman	By:	/s/ Todd D. Fritchman
	Name: Todd D. Fritchman		Name: Todd D. Fritchman
	Title: Vice President		Title: Vice President

STATE STREET BANK AND TRUST COMPANY, as Direct Lender	INVESCO VAN KAMPEN SENIOR INCOME TRUST, as Borrower

By:		By:
	Name:		Name:
	Title:		Title:

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent	CITIBANK, N.A., as Secondary Lender

By:		By:
	Name:		Name:
	Title:		Title:

CHARTA, LLC, as Conduit Lender	CAFCO, LLC, as Conduit Lender

By: Citibank, N.A., as	By: Citibank, N.A., as
Attorney-in-Fact	Attorney-in-Fact

By:		By:
	Name:		Name:
	Title:		Title:

CRC FUNDING, LLC, as Conduit Lender	CIESCO, LLC, as Conduit Lender

By: Citibank, N.A., as	By: Citibank, N.A., as
Attorney-in-Fact	Attorney-in-Fact

By:		By:
	Name:		Name:
	Title:		Title:

STATE STREET BANK AND TRUST COMPANY, as Direct Lender	INVESCO VAN KAMPEN SENIOR INCOME TRUST, as Borrower

By:	/s/ Janet B. Nolin	By:
	Name: Janet B. Nolin		Name:
	Title: Vice President		Title:

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent	CITIBANK, N.A., as Secondary Lender

By:		By:
	Name:		Name:
	Title:		Title:

CHARTA, LLC, as Conduit Lender	CAFCO, LLC, as Conduit Lender

By: Citibank, N.A., as Attorney-in-Fact	By: Citibank, N.A., as Attorney-in-Fact

By:		By:
	Name:		Name:
	Title:		Title:

CRC FUNDING, LLC, as Conduit Lender	CIESCO, LLC, as Conduit Lender

By: Citibank, N.A., as Attorney-in-Fact	By: Citibank, N.A., as Attorney-in-Fact

By:		By:
	Name:		Name:
	Title:		Title:

STATE STREET BANK AND TRUST COMPANY, as Direct Lender	INVESCO SENIOR INCOME TRUST, as Borrower

By:		By:	/s/ ELIZABETH NELSON
	Name:		Name: ELIZABETH NELSON
	Title:		Title: ASSISTANT SECRETARY

INVESCO ADVISERS, INC.,

as Adviser

By:	/s/ P. Michelle Grace
Name: P. Michelle Grace
Title: Vice President

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